UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

                Date of Report
                (Date of earliest
                event reported):                                                   July 18, 2007

              Regal-Beloit Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

          200 State Street, Beloit, Wisconsin 53511-6254
(Address of principal executive offices, including Zip code)

           (608) 364-8800
(Registrant’s telephone number)

           Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2007, the Board of Directors of Regal Beloit Corporation (the “Company”) appointed Rakesh Sachdev as a director of the Company.  Mr. Sachdev is Senior Vice President and President of Asia/Pacific for ArvinMeritor, Inc. with responsibility for managing ArvinMeritor’s existing customer relationships, developing new business and running its operations in China, India, Australia, Japan, Korea, Singapore, Thailand, Indonesia, Malaysia, the Philippines and Vietnam.

 Mr. Sachdev has been named to the Corporate Governance and Director Affairs Committee the Company’s Board of Directors. There are no arrangements or understandings pursuant to which Mr. Sachdev was selected as a director, and there are no transactions between the Company and Mr. Sachdev required to be disclosed pursuant to Item 404(a) of Regulation S-K.

 A copy of the news release the Company issued on July 19, 2007 announcing the appointment of Mr. Sachdev is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(a)	Not Applicable
(b)	Not Applicable
(c)	Not Applicable
(d)	Exhibits. The following exhibit is being furnished herewith:

99.1	News Release of Regal Beloit Corporation dated July 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL BELOIT CORPORATION

Date: July 19, 2007	By:	/s/ Paul J. Jones
Paul J. Jones
Vice President, General Counsel and Secretary

REGAL BELOIT CORPORATION
Exhibit Index to Report on Form 8-K
Dated July 18, 2007

Exhibit Number	Exhibit Description
99.1	News Release of Regal Beloit Corporation dated July 19, 2007.